Exhibit 99.19

For Immediate Release:	Contact:
(Media) Paul Jacobson (303) 268-6426
(Investor Relations) Mark Spiecker: (303) 268-6545

Adelphia Files Supplement To Plan of Reorganization

Greenwood Village, Colo., January 9, 2006 – Adelphia Communications Corporation (OTC:ADELQ) today filed the “Plan Supplement” to the company’s fourth amended plan of reorganization with the U.S. Bankruptcy Court for the Southern District of New York.

This filing is called for in Section 15.07 of Adelphia’s fourth amended plan of reorganization and contains forms (which remain subject to change) of various “Plan Documents” related to the plan.

On April 21, 2005, Adelphia announced that it had reached definitive agreements for Time Warner Inc. (NYSE:TWX) and Comcast Corporation (Nasdaq: CMCSA, CMCSK) to acquire substantially all the U.S. assets of Adelphia for approximately $12.7 billion in cash and shares expected to represent, subject to certain assumptions, 16 percent of the common stock of Time Warner’s cable subsidiary, Time Warner Cable Inc.

Copies of the “Plan Supplement,” the fourth amended plan of reorganization and the related amended disclosure statement are available in the investor relations and press room sections of the Adelphia corporate web site www.adelphia.com.

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About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves customers in 31 states and offers analog and digital video services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorney’s Office for the Southern District of New York (the “U.S. Attorney”), sale of Century/ML Cable Venture, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner NY Cable LLC and Comcast Corporation is approved and consummated, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.  Many of these factors are outside of the Company’s control.

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